As filed with the Securities and Exchange Commission on January 22, 1999

                                                      Registration No. 333-20033



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                ------------------------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                ------------------------------------------------
                              MASTECH CORPORATION

          Pennsylvania                                       25-1802235
    (State or jurisdiction of                             (I.R.S. Employer
  Incorporation or organization)                         Identification No.)

                                1004 McKee Road
                          Oakdale, Pennsylvania 15071
             (Address of principal executive offices and zip code)
                  -------------------------------------------
                              MASTECH CORPORATION
                 AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                  -------------------------------------------
                 Jeffrey A. McCandless, Vice President-Finance
                              Mastech Corporation
                                1004 McKee Road
                               Oakdale, PA 15071
                    (Name and address of agent for service)
                                  412-787-2100
                    (Telephone number of agent for service)

                          Copies of communications to:
                            James J. Barnes, Esquire
                  Buchanan Ingersoll Professional Corporation
                               One Oxford Centre
                          301 Grant Street, 20th Floor
                           Pittsburgh, PA 15219-1410
                                  412-562-1415

                                EXPLANATORY NOTE
                                ----------------

     This Post-Effective Amendment No. 2 ("Amendment No. 2") amends and restates in its entirety Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed with the SEC on December 31, 1998 ("Amendment No. 1") the effect of which is to amend Amendment No. 1 in the following manner:

  1. Delete the Fee Calculation Table and corresponding footnotes from the facing page;

  2. Delete the last sentence of the first paragraph under the heading "Explanatory Note.";

  3. Delete Item 8;

  4. Delete Exhibit Index; and

  5. Delete Exhibits 4.1, 5.1, 23.1, 23.2 and 24.1

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Mastech Corporation (the "Company" or the "Registrant") hereby incorporates by reference in this Registration Statement the following documents filed with the Securities and Exchange Commission (the "Commission"):

     a. The Company's Original Registration Statement on Form S-8 (No. 333-20033) filed on January 17, 1997.

     b. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania, on the 22nd day of January, 1999.

                              MASTECH CORPORATION

                              By: /s/ Sunil Wadhwani
                                 ----------------------------------------
                                 Sunil Wadhwani

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to this Registration Statement has been signed by the following persons in the capacities indicated on January 22, 1999.

     Signature                Capacity
     ---------                --------

/s/ Sunil Wadhwani              Director, Co-Chairman
------------------                 and Chief Executive Officer
Sunil Wadhwani

/s/ Ashok Trivedi               Director, Co-Chairman and President
-----------------
Ashok Trivedi

/s/ J. Gordon Garrett           Director
---------------------
J. Gordon Garrett

/s/ Michel Berty                Director
----------------
Michel Berty

/s/ Jeffrey McCandless          Vice President-Finance
----------------------             (Principal Accounting Officer and
Jeffrey McCandless                 Principal Financial Officer)




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